UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2007

QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Quovadx, Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated April 1, 2007, as amended on April 2, 2007 and amended and restated on May 4, 2007, with Quartzite Holdings, Inc. (“Quartzite Holdings”), a wholly-owned subsidiary of Battery Ventures, and Quartzite Acquisition Corp. (“Merger Subsidiary”), a wholly owned subsidiary of Quartzite Holdings, pursuant to which the Merger Subsidiary will be merged with and into the Company (the “Merger”).

On June 14, 2007, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with ISD Acquisition Corp., a Delaware corporation (“Purchaser”) and wholly-owned subsidiary of Battery Ventures VII, L.P. (“Battery Ventures”), pursuant to which the Purchaser will purchase certain assets relating to the Company’s Integration Solutions division (“ISD”) for a purchase price of $41 million, subject to adjustment as set forth in the Purchase Agreement (the “Pre-Closing Restructuring”). The Pre-Closing Restructuring will have no effect on the Merger or the per share merger consideration whether or not the Pre-Closing Restructuring is completed.

Battery Ventures requested that, in order to manage ISD after completion of the Merger as a separate business for operational restructuring purposes and to implement such separation in a tax efficient manner, we, at the discretion of Battery Ventures, and subject to the terms and conditions set forth in the Purchase Agreement, complete the Pre-Closing Restructuring to occur following stockholder approval of the Merger and immediately prior to the closing of the Merger. The Purchase Agreement provides that the Pre-Closing Restructuring will not close unless both the Merger and the Pre-Closing Restructuring are approved by the Company’s stockholders. In addition, the Pre-Closing Restructuring will not close until all of the conditions to closing the Merger are satisfied so that all that remains to close the Merger is the filing of the Certificate of Merger with the Secretary of State of Delaware. In addition, the Pre-Closing Restructuring is subject to a condition subsequent that if the Merger is not completed for any reason the Pre-Closing Restructuring will be unwound and no longer effective.

The above summary is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1. The information contained in the Purchase Agreement is incorporated herein by reference.

Item 8.01	Other Events.

On June 18, 2007, the Company issued a press release to announce that the Company filed its Definitive Proxy Statement relating to the Merger, a copy of which is attached as Exhibit 99.1. A copy of the Company’s communication to its employees is attached as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Asset Purchase Agreement between Quovadx, Inc. and ISD Acquisition Corp. dated June 14, 2007

99.1	Press Release dated June 18, 2007

99.2	Email correspondence from Harvey A. Wagner to Employees of Quovadx, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc.

By:	/s/ Linda K. Wackwitz
Name:	Linda K. Wackwitz
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: June 18, 2007

Exhibit Index

Exhibit No.

10.1	Asset Purchase Agreement between Quovadx, Inc. and ISD Acquisition Corp. dated June 14, 2007

99.1	Press Release dated June 18, 2007

99.2	Email correspondence from Harvey A. Wagner to Employees of Quovadx, Inc.